UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported):  March 13, 2018

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02 Results of Operations and Financial Condition

On March 13, 2018, Owens Realty Mortgage, Inc. (the "Company") issued a press release announcing, among other things, an increased quarterly dividend of $0.16 per share of common stock for the quarter ending March 31, 2018, the adoption of a $10 million stock repurchase plan, an agreement in principle to amend the Company's Management Agreement (defined below), and the Company's financial results for the fourth quarter and year ended December 31, 2017. A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 of Form 8-K, including all accompanying exhibits, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure

Concurrent with the issuance of the press release furnished as Exhibit 99.1, an updated investor slide presentation titled "Real Estate Portfolio Report" that provides information about the Company's real estate asset portfolio was posted in the "Investor Relations" area of the Company's website.
Item 8.01 Other Events

As part of a comprehensive effort led by the compensation committee (the "Compensation Committee") of the Company's board of directors (the "Board") to address the Company's management compensation structure and improve corporate governance, the Company is announcing an agreement in principle between the Company and Owens Financial Group, Inc. (the "Manager") to amend the Management Agreement on the terms described below (the "Amendment Proposal"), an increase in the quarterly dividend for the quarter ending March 31, 2018, a new stock repurchase program and that it will make a series of corporate governance enhancements to occur in the next several months that underscore the Board's commitment to maximizing stockholder value. The Company will announce the corporate governance enhancements once the Board has completed its comprehensive review of the Company's corporate governance structure and policies.

The announcement of the Amendment Proposal and other actions by the Company today follow an extensive process overseen by the Compensation Committee (composed exclusively of independent Board members) that included the consideration of input received from stockholders, financial advisors, legal counsel and management, and the analysis of multiple options relating to the Company's internal and external management compensation structure. The Board and the Manager have concluded that the combination of implementing the Amendment Proposal, increasing the Company's first quarter dividend, and implementing the Repurchase Plan (defined below), provide the best current opportunity to maximize stockholder value, reduce expenses and help the Company further align its management compensation structure and corporate governance with the long-term interests of the Company's stockholders.

Specifically, the Company's Compensation Committee concluded that the terms described in the Amendment Proposal will reduce management fees payable to the Manager, provide additional income to the Company as a result of sharing certain loan fees and late payment charges with the Manager, and that the fees and expenses payable to its Manager under the Amendment Proposal will be lower than other currently available alternatives, including if management of the Company had been internalized. In addition, the Company will realize immediate cost savings by avoiding the significant expenses and dilution associated with internalization, including paying the Manager to internalize. The Compensation Committee and the Manager also believe that these changes further align management's interests with the Company's stockholders given that the Company will share certain loan fees and late payments with the Manager and that the reduced management fees will only increase if the Company's stockholders equity increases. Below is a more detailed description of the changes announced today.

60% Increase in Quarterly Dividend. The Company's Board has approved a sixty-percent (60%) increase in the quarterly dividend for the quarter ending March 31, 2018. The quarterly dividend was increased to $0.16 per share of common stock as compared to the dividend in the prior quarter of $0.10 per share. The increased dividend is payable on April 13, 2018 to stockholders of record as of the close of business on March 31, 2018.

New $10 Million Stock Repurchase Plan. The Board has authorized the Company to enter into a new stock repurchase plan (the "Repurchase Plan") to repurchase up to an aggregate of $10 million of the Company's common stock. Repurchases will be funded from available working capital, and the repurchased shares will return to the status of authorized but unissued shares of common stock. The Repurchase Plan will operate in accordance with guidelines specified under Rule 10b5-1 of the Exchange Act. The Repurchase Plan provides for stock repurchases to commence on March 19, 2018, and is subject to certain price, volume and timing constraints specified in a brokerage agreement. There is no guarantee as to the exact number of shares that will be repurchased by the Company and there can be no assurance that any shares will be repurchased. The Repurchase Plan is set to expire on March 18, 2019, although the Company may terminate the Repurchase Plan any time.

Amendments to Management Agreement. The Board and the Manager have reached a non-binding agreement in principle with respect to certain changes to be made to the Manager's compensation structure. The non-binding agreement contemplates that the Management Agreement, dated May 20, 2013, by and between the Company and the Manager (the "Management Agreement") will be amended as follows:

•
Reduced Management Fee: The Amendment Proposal will reduce the management fee by making permanent the recent "Interim Management Fee" adjustment disclosed in Note 9 of the Notes to Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the "2017 Third Quarter Report") along with an additional adjustment such that the "Management Fee" will equal (i) one-twelfth (1/12) multiplied by (ii) (a) 1.50% of the first $300,000,000 of Opening Stockholders' Equity Balance (as defined in the 2017 Third Quarter Report), and (b) 1.25% of the Opening Stockholders' Equity Balance that is greater than $300,000,000, subject to certain monthly adjustments.

•
Company to Receive 30% of All Loan Fees: The Company will become entitled to receive thirty-percent (30%) of all fees and commissions paid to the Manager in connection with the Company making or investing in mortgage loans, including thirty-percent (30%) of all gross fees paid in connection with the extension or modification of any loans, with the remaining seventy-percent (70%) to be paid to the Manager.  Loan fees amounted to approximately $2,492,000 for the year ended December 31, 2017. If the fee structure under the Amendment Proposal had been effective, the Company would have been entitled to receive approximately $747,600 in loan fees for such period.

•
Company to Receive 30% of All Late Payment Charges: The Company will become entitled to receive thirty-percent (30%) of all late payment charges from borrowers on loans owned by the Company, with the remaining seventy-percent (70%) to be paid to the Manager.  Late payment charges amounted to approximately $83,000 for the year ended December 31, 2017. If the fee structure under the Amendment Proposal had been effective, the Company would have been entitled to receive approximately $24,900 in late payment charges for such period.

•
Elimination of Service Fees: The Company will no longer pay the Manager any servicing fees for the Manager's services as servicing agent with respect to any mortgage loans. Servicing fees amounted to approximately $362,000 for the year ended December 31, 2017 and would have resulted in savings to the Company of approximately $362,000 for such period if the fee structure under the Amendment Proposal had been effective.

•
Elimination of Certain Expense Reimbursements: The Company will no longer reimburse the Manager for salary and related salary expense of the Manager's non-management and non-supervisory personnel. Costs associated with expense reimbursements amounted to approximately $379,000 for the year ended December 31, 2017. If the expense reimbursement structure under the Amendment Proposal had been effective, savings to the Company would have been approximately $379,000 for such period.

No binding or definitive agreement has been entered into with respect to the Amendment Proposal. Any such definitive agreement to amend the Management Agreement must be reviewed and approved by the Compensation Committee of the Board and the Manager before the Company could enter into such agreement.  While the Company and the Manager caution that no assurances can be made regarding the timing or certainty of entering a definitive agreement, the Company and the Manager will work expeditiously to finalize and execute the Amendment Proposal. In the event the Amendment Proposal is not executed by March 31, 2018, the Manager has agreed that the Company will only be obligated to pay, and the Manager will only be entitled to receive, the reduced management fee contemplated under the Amendment Proposal from and after April 1, 2018.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements about the Company's the business, financial condition and prospects, and anticipated events, including the stock repurchase plan, amendment to the management agreement, dividend increase or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to materially differ from the forward-looking statements made in this Current Report and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1

Press Release of Owens Realty Mortgage, Inc., issued on March 13, 2018, titled "Owens Realty Mortgage, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results; Announces Comprehensive Changes to Maximize Stockholder Value; Increases Quarterly Dividend by 60%; Authorizes New $10 Million Stock Repurchase Plan; Permanently Reduces Management Fees and Expenses".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

Date: March 13, 2018	By: /s/ Bryan H. Draper
Name: Bryan H. Draper
Title: President and Chief Executive Officer